Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32875) of Johnson & Johnson of our report dated June 28, 2018 relating to the financial statements of Johnson & Johnson Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 28, 2018